CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement filed by Neuralstem, Inc. on Form S-8 of our report dated March 26, 2008 with respect to the audit of the balance sheet of Neuralstem, Inc. as of December 31, 2007, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2007, which report appears in the Annual Report on Form 10-KSB of Neuralstem, Inc. for the year ended December 31, 2007.

Baltimore, Maryland
July 31, 2008